UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 5, 2026

                          SecureTech Innovations, Inc.

 (Exact name of registrant as specified in its charter)

Wyoming	000-55927	82-0972782
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

           2355 Highway 36 West, Suite 400, Roseville, MN  55113

 (Address of principal executive offices and zip code)

                                    (651) 317-8990

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SCTH	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 5, 2026, the Board of Directors (“Board”) of SecureTech Innovations, Inc. (“SecureTech” or “Company”) appointed Anthony Vang as the Company’s full-time Chief Financial Officer (“CFO”), effective as of that date. Mr. Vang will retain all of his existing titles and responsibilities, including Director, Secretary, Treasurer, and Principal Financial Officer, positions he has held since the Company’s inception on March 2, 2017.

Background and Qualifications

Mr. Vang has served as SecureTech’s Secretary, Treasurer, and Principal Financial Officer since March 2, 2017, the date of the Company’s incorporation, and has served concurrently as a member of the Board of Directors. Throughout his tenure, Mr. Vang has performed the substantive financial management duties of a Chief Financial Officer, including overseeing the Company’s accounting and financial reporting functions, supporting the preparation of SEC periodic reports, and managing SecureTech’s financial operations across its U.S. holding company structure and its People’s Republic of China-based operating subsidiary. The Board’s appointment of Mr. Vang as CFO formally recognizes the scope of the financial leadership role he has performed since inception.

Compensatory Arrangements

Mr. Vang currently receives no compensation for his services to the Company in any capacity. He will continue to serve as our full-time CFO without compensation until such time as the Company’s Compensation Committee is formally constituted and seated and establishes an appropriate compensation package. There are no employment agreements, change-in-control arrangements, or other compensatory plans or arrangements entered into in connection with Mr. Vang’s appointment as CFO. SecureTech will file an amendment to this Current Report on Form 8-K/A, or include appropriate disclosure in its next periodic report, when any compensatory arrangement with Mr. Vang is established.

Family Relationships and Related Party Transactions

Mr. Vang has no family relationship with any other director or executive officer of the Company. The Board is not aware of any transaction between Mr. Vang and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Nasdaq Listing Context

SecureTech is currently pursuing an application to uplist its common stock to the Nasdaq Capital Market. Mr. Vang’s appointment is consistent with the Company’s ongoing governance enhancements in connection with that process.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, statements regarding SecureTech’s anticipated Nasdaq Capital Market uplisting, the anticipated seating of independent directors, the anticipated establishment of a compensation package for Mr. Vang, and other statements that are not historical facts. These statements involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. SecureTech undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2026	By:	SECURETECH INNOVATIONS, INC. /s/ J. Scott Sitra
President, Chief Executive Officer, Principal Executive Officer, and Director